CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of Equity Bancshares, Inc. of our report dated March 17, 2016 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Equity Bancshares, Inc. for the year ended December 31, 2015 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek LLP

Crowe Chizek LLP
Dallas, Texas
January 17, 2017